Exhibit 99.1

Contact: Rachel Webb Vice President, Investor Relations rachel.webb@jackinthebox.com 858.522.4556

Jack in the Box Inc. Reports First Quarter 2026 Earnings
Jack in the Box same-store sales of (6.7%)
Diluted EPS from continuing operations of $0.75 and Operating EPS of $1.00

SAN DIEGO, Calif. February 18, 2026 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the first quarter ended January 18, 2026.
The Company completed the sale of Del Taco Holdings Inc. (“Del Taco”) on December 22, 2025. The Del Taco results are included in discontinued operations for all periods presented.
“Our results for the quarter were in line with our expectations. We remain focused on the fundamentals, simplifying the business, and delivering on our 'JACK on Track' commitments as we build a stronger foundation for sustainable growth,” said Lance Tucker, Jack in the Box Chief Executive Officer. “Initial guest response to our 75th anniversary celebrations has been encouraging, and while there is more work ahead, we believe the steps we are taking to drive a better and more consistent guest experience will lead to much improved performance as we move through the year.”
Jack in the Box Performance
Same-store sales decreased 6.7% in the first quarter, comprised of franchise same-store sales decline of 7.0% and company-owned same-store sales decline of 4.7%. Sales performance resulted from a decline in transactions and mix, partially offset by an increase in price. Systemwide sales for the first quarter decreased 7.1%.
Restaurant-Level Margin(1), a non-GAAP measure, was $21.3 million, or 16.1%, down from $31.0 million, or 23.2%, a year ago driven primarily by commodity cost inflation, the negative impact from rolling over prior year beverage benefit, and a change in the mix of restaurants, partially offset by increased price.
Franchise-Level Margin(1), a non-GAAP measure, was $84.1 million, or 38.6%, a decrease from $97.1 million, or 40.9%, a year ago. The decrease was primarily due to lower sales driving lower rent
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revenue and royalties and a decrease in the number of restaurants as part of the 'JACK on Track' closure program.
Jack in the Box net restaurant count decreased in the first quarter, with six restaurant openings and 14 restaurant closures.

Jack in the Box Same-Store Sales:	16 Weeks Ended
	January 18, 2026	January 19, 2025
Company	(4.7%)	(0.4%)
Franchise	(7.0%)	0.5%
System	(6.7%)	0.4%

Jack in the Box Restaurant Counts:

	2026			2025
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at Q4	150	1,986	2,136	150	2,041	2,191
New	1	5	6	2	3	5
Closed	(2)	(12)	(14)	—	(6)	(6)
Restaurant count at end of Q1	149	1,979	2,128	152	2,038	2,190
Q1'26 QTD Net Restaurant Change	(1)	(7)	(8)
QTD Net Restaurant Change	(0.7)%	(0.4)%	(0.4)%

Total revenues decreased 5.8% to $349.5 million, compared to $371.1 million in the prior year quarter. The lower revenue is primarily the result of same-store sales declines, as well as a lower number of restaurants.
The SG&A expense for the first quarter was $37.0 million, a decrease of $4.1 million compared to the prior year quarter. The decrease was due primarily to the fluctuation of $3.8 million in the cash surrender value of our COLI policies. When excluding net COLI gains, G&A was 2.5% of systemwide sales.
Other operating expenses, net, were $8.1 million, an increase of $5.5 million compared to the prior year quarter. The increase was primarily due to higher professional fees associated with the proxy contest and a tax refund settlement, as well as increased costs for closed restaurants and cancellation of related projects. These costs were partially offset by gains from real estate sales.
Net earnings from continuing operations was $14.4 million for the first quarter of fiscal 2026. This is compared with net earnings from continuing operations of $31.0 million for the first quarter of the prior year.
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Adjusted EBITDA(3), a non-GAAP measure, was $68.2 million in the first quarter of fiscal 2026 compared with $88.8 million for the prior year quarter.
The income tax provision for continuing operations reflects an effective tax rate of 32.4% in the first quarter of 2026 as compared to 30.0% in the prior year. This was primarily due to the establishment of valuation allowance on cumulative interest deduction limitations from current and prior fiscal years and the nondeductible component of share-based compensation largely offset by a favorable state refund claim settlement. The non-GAAP operating EPS tax rate for the first quarter of 2026 was 31.2%, primarily due to the establishment of valuation allowance on current fiscal year’s interest deduction limitation.
First quarter diluted earnings per share from continuing operations was $0.75 in 2026, compared to $1.61 in the prior year quarter. Operating Earnings Per Share(2), a non-GAAP measure, was $1.00 in the first quarter of fiscal 2026 compared with $1.86 in the prior year quarter.
(1) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings (loss) from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(2) Operating Earnings Per Share represents the diluted earnings per share on a GAAP basis, excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(3) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Del Taco Discontinued Operations
On October 15, 2025, the Company entered into a definitive agreement to sell Del Taco, which owns and operates the Company’s Del Taco restaurant operations, to Yadav Enterprises, Inc., a California corporation (“Buyer”) and Anil Yadav (“Buyer Guarantor”), which was completed on December 22, 2025. As a result of the sale, operating results for Del Taco are included in discontinued operations for all periods presented. There were losses from discontinued operations, net of taxes of $16.8 million for the first quarter of 2026, compared with earnings from discontinued operations, net of taxes of $2.7 million in the prior year quarter.

Capital Allocation
The Company did not repurchase any shares of our common stock in the first quarter. As of the end of the first quarter, there was $175.0 million remaining under the Board-authorized stock buyback program.
During the first quarter, the Company prepaid $105.0 million of the 2019-1 Class A-2-II Notes.
Guidance Updates
The Company reiterates its guidance and outlook provided on November 19, 2025, for the fiscal year ending September 27, 2026.
•Jack in the Box Restaurant Count of 2,050 to 2,100
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Jack in the Box Inc.

◦This includes approximately 20 new restaurant openings and approximately 50 to 100 closures, most of which will be franchise restaurants
•Same Store Sales of -1% to +1% vs. Fiscal Year 2025
◦The company expects first-quarter results to remain pressured, with sequential improvement anticipated over the balance of fiscal year 2026
•Company-Owned Restaurant Level Margin of 17 to 18%
◦This includes mid-single-digit commodity inflation and low-single-digit wage inflation
•Franchise Level Margin of $275 to $290 million
◦As the company continues to execute its “Jack on Track” plan, which includes a block closure program and selling real estate, both of which influence Franchise Level Margin, visibility into timing is limited.
•SG&A of $125 to $135 million
◦G&A, excluding selling and advertising, is expected to be approximately 2.5% of systemwide sales.
•Depreciation and Amortization of $45 to $50 million
•Adjusted EBITDA of $225 to $240 million
•Capital Expenditures of $45 to $55 million, prioritizing sales-driving investments in technology
•As previously mentioned, the company has discontinued its dividend and share repurchase program

Conference Call
The Company will host a conference call for analysts and investors on Wednesday, February 18, 2026, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.
About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,125 restaurants across 22 states. For more information, including franchising opportunities, visit www.jackinthebox.com.
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Jack in the Box Inc.

Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; stock market volatility; and the risks related to the Company’s ongoing proxy contest, potential changes in board composition or corporate strategy, and the associated costs and management distraction. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(In thousands, except per share data)
(Unaudited)

	16 Weeks Ended
	January 18, 2026	January 19, 2025
Revenues:
Company restaurant sales	$131,907	$133,755
Franchise rental revenues	97,387	105,781
Franchise royalties and other	58,876	63,615
Franchise contributions for advertising and other services	61,347	67,913
	349,517	371,064
Operating costs and expenses, net:
Food and packaging	39,232	34,690
Payroll and employee benefits	46,577	44,528
Occupancy and other	24,801	23,540
Franchise occupancy expenses	66,301	67,916
Franchise support and other costs	3,760	3,301
Franchise advertising and other services expenses	63,472	68,992
Selling, general and administrative expenses	37,018	41,156
Depreciation and amortization	13,609	12,457
Pre-opening costs	59	1,457
Other operating expenses, net	8,050	2,547
	302,879	300,584
Earnings from operations	46,638	70,480
Other pension and post-retirement expenses, net	1,684	1,789
Interest expense, net	23,682	24,380
Earnings before income taxes	21,272	44,311
Income tax expense	6,883	13,315
Earnings from continuing operations	$14,389	$30,996
(Losses) earnings from discontinued operations, net of taxes	$(16,847)	$2,690
Net (loss) earnings	$(2,458)	$33,686

Net earnings (loss) per share - basic:
Earnings from continuing operations	$0.75	$1.63
(Losses) earnings from discontinued operations	$(0.88)	$0.14
Net (loss) earnings per share (1)	$(0.13)	$1.77
Net earnings (loss) per share - diluted:
Earnings from continuing operations	$0.75	$1.61
(Losses) earnings from discontinued operations	$(0.88)	$0.14
Net (loss) earnings per share (1)	$(0.13)	$1.75

Weighted-average shares outstanding:
Basic	19,136	19,050
Diluted	19,234	19,215

Dividends declared per common share	$—	$0.44
____________________
(1)Earnings per share may not add due to rounding.
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JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	January 18, 2026	September 28, 2025
ASSETS
Current assets:
Cash	$71,973	$45,766
Restricted cash	27,398	30,282
Accounts and other receivables, net	92,437	73,744
Inventories	2,771	2,346
Prepaid expenses	12,648	13,604
Current assets held for sale	16,430	46,042
Other current assets	8,561	8,588
Total current assets	232,218	220,372
Property and equipment:
Property and equipment, at cost	1,145,008	1,150,490
Less accumulated depreciation and amortization	(808,559)	(806,873)
Property and equipment, net	336,449	343,617
Other assets:
Operating lease right-of-use assets	1,000,680	1,005,024
Goodwill	136,026	136,026
Deferred tax assets	62,020	61,501
Non-current assets held for sale	—	574,967
Other assets, net	254,234	251,914
Total other assets	1,452,960	2,029,432
	$2,021,627	$2,593,421
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$28,270	$29,458
Current operating lease liabilities	136,668	138,199
Accounts payable	45,278	56,349
Accrued liabilities	141,810	142,478
Current liabilities held for sale	—	64,139
Total current liabilities	352,026	430,623
Long-term liabilities:
Long-term debt, net of current maturities	1,564,253	1,674,235
Long-term operating lease liabilities, net of current portion	900,779	907,910
Non-current liabilities held for sale	—	377,445
Other long-term liabilities	140,607	141,479
Total long-term liabilities	2,605,639	3,101,069
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 83,147,600 and 83,012,784 issued and outstanding, respectively	831	830
Capital in excess of par value	546,336	542,177
Retained earnings	1,766,747	1,769,205
Accumulated other comprehensive loss	(49,327)	(49,858)
Treasury stock, at cost, 64,120,270 and 64,120,270 shares, respectively	(3,200,625)	(3,200,625)
Total stockholders’ deficit	(936,038)	(938,271)
	$2,021,627	$2,593,421

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JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Sixteen Weeks Ended
	January 18, 2026	January 19, 2025
Cash flows from operating activities:
Net (loss) earnings	$(2,458)	$33,686
(Losses) earnings from discontinued operations	(16,847)	2,690
Earnings from continuing operations	14,389	30,996
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,609	12,457
Amortization of franchise tenant improvement allowances and incentives	1,798	1,606
Deferred finance cost amortization	1,359	1,473
Tax deficiency from share-based compensation arrangements	1,399	1,111
Deferred income taxes	9,271	(4,526)
Share-based compensation expense	4,159	3,689
Pension and post-retirement expense	1,684	1,789
Gains on cash surrender value of company-owned life insurance	(4,044)	(189)
(Gains) losses on the disposition of property and equipment, net	(6,271)	417
Impairment charges	267	610
Changes in assets and liabilities:
Accounts and other receivables	2,177	13,923
Inventories	(424)	(94)
Prepaid expenses and other current assets	5,266	(1,629)
Operating lease right-of-use assets and lease liabilities	(4,664)	(5,705)
Accounts payable	(5,617)	8,036
Accrued liabilities	2,656	7,873
Pension and post-retirement contributions	(2,090)	(2,218)
Franchise tenant improvement allowance and incentive disbursements	(1,844)	(1,816)
Other	(2,534)	33,780
Cash flows provided by operating activities	30,546	101,583
Cash flows from investing activities:
Purchases of property and equipment	(23,218)	(21,300)
Purchases of assets intended for sale or leaseback	—	(5,724)
Proceeds from the sale of property and equipment	10,948	—
Proceeds from the sale and leaseback of assets	3,593	—
Other	2,800	3,303
Cash flows used in investing activities	(5,877)	(23,721)
Cash flows from financing activities:
Repayments of borrowings on revolving credit facilities	—	(6,000)
Principal repayments on debt	(112,313)	(7,456)
Dividends paid on common stock	—	(8,308)
Proceeds from issuance of common stock	1	1
Repurchases of common stock	—	(4,999)
Payroll tax payments for equity award issuances	(873)	(2,336)
Cash flows used in financing activities	(113,185)	(29,098)
Cash flows (used in) provided by continuing operations	(88,516)	48,764
Net cash (used in) provided by operating activities of discontinued operations	(11,902)	4,073
Net cash provided by (used in) investing activities of discontinued operations	118,014	(2,363)
Net cash used in financing activities of discontinued operations	(38)	(8)
Net cash provided by discontinued operations	106,074	1,702
Cash and restricted cash at beginning of period, including discontinued operations cash	81,813	54,167
Cash and restricted cash at end of period, including discontinued operations cash	$99,371	$104,633
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JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) DATA
(Unaudited)
The following table presents certain income and expense items included in our condensed consolidated statements of earnings (loss) as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

	16 Weeks Ended
	January 18, 2026	January 19, 2025
Revenues:
Company restaurant sales	37.7%	36.0%
Franchise rental revenues	27.9%	28.5%
Franchise royalties and other	16.8%	17.1%
Franchise contributions for advertising and other services	17.6%	18.3%
	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	29.7%	25.9%
Payroll and employee benefits (1)	35.3%	33.3%
Occupancy and other (1)	18.8%	17.6%
Franchise occupancy expenses (2)	68.1%	64.2%
Franchise support and other costs (3)	6.4%	5.2%
Franchise advertising and other services expenses (4)	103.5%	101.6%
Selling, general and administrative expenses	10.6%	11.1%
Depreciation and amortization	3.9%	3.4%
Pre-opening costs	0.0%	0.4%
Other operating expenses, net	2.3%	0.7%
Earnings from continuing operations	13.3%	19.0%
Income tax rate (5)	32.4%	30.0%
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(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings (loss) from operations and before income taxes.

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Jack in the Box systemwide sales (in thousands):	16 Weeks Ended
	January 18, 2026	January 19, 2025
Company-operated restaurant sales	$131,907	$133,755
Franchised restaurant sales (1)	1,136,642	1,232,347
Systemwide sales (1)	$1,268,549	$1,366,102

____________________
(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.
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Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the Company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions.

Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding restructuring, integration and other, net COLI gains, pension and post-retirement benefit costs, impairment charges, gains on the sale of real estate to franchisees, excess tax shortfall from share-based compensation arrangements, and other tax-related impacts.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the Company’s operating performance and period-over-period changes without regard to potential distortions.
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Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations:

	16 Weeks Ended
	January 18, 2026	January 19, 2025
Net earnings from continuing operations, as reported	$14,389	$30,996
Restructuring, integration and other (1)	11,246	1,332
Net COLI gains (2)	(2,416)	1,391
Pension and post-retirement benefit costs (3)	1,684	1,789
Impairment charges	353	622
Gains on the sale of real estate to franchisees (4)	(4,175)	(337)
Excess tax shortfall from share-based compensation arrangements	1,399	1,110
Tax impact of adjustments (5)	(3,239)	(1,176)
Non-GAAP Adjusted Net Income	$19,241	$35,727

Diluted weighted-average shares outstanding	19,234	19,215

Diluted earnings per share from continuing operations – GAAP	$0.75	$1.61
Restructuring, integration and other (1)	0.58	0.07
Net COLI gains (2)	(0.13)	0.07
Pension and post-retirement benefit costs (3)	0.09	0.09
Impairment charges	0.02	0.03
Gains on the sale of real estate to franchisees	(0.22)	(0.02)
Excess tax shortfall from share-based compensation arrangements	0.07	0.06
Tax impact of adjustments (5)	(0.17)	(0.06)
Operating Earnings Per Share – non-GAAP (6)	$1.00	$1.86

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(1)Restructuring, integration and other reflects charges that are not part of our ongoing operations, including proxy contest fees, restructuring that is not deemed discontinued operations, professional fees for tax refund settlement, and other consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2)Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(3)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4)Gains on the sale of real estate to franchisees included in this reconciliation as the Company expects to have higher than normal sales of real estate in an effort to pay down debt.
(5)Tax impacts are calculated based on the non-GAAP Operating EPS tax rate of 31.2% in the current quarter and 27.2% in the prior year quarter. Tax impacts for the first quarter of 2026 also include non-recurring amounts related to a favorable state tax refund claim settlement and the establishment of valuation allowance on cumulative interest deduction limitations from prior fiscal years.
(6)Operating Earnings Per Share may not add due to rounding.
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Jack in the Box Inc.

Adjusted EBITDA

Adjusted EBITDA represents net earnings from continuing operations on a GAAP basis excluding income taxes, interest expense, net, other operating expenses, net, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and other, net COLI (gains)/losses, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the Company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings from continuing operations (in thousands):

	16 Weeks Ended
	January 18, 2026	January 19, 2025
Net earnings from continuing operations, as reported	$14,389	$30,996
Income taxes	6,883	13,315
Interest expense, net	23,682	24,380
Other operating expenses, net (1)	8,050	2,547
Depreciation and amortization	13,609	12,457
Amortization of cloud-computing costs (2)	507	366
Amortization of favorable and unfavorable leases and subleases, net (3)	(9)	(9)
Amortization of franchise tenant improvement allowances and other	1,798	1,605
Net COLI (gains)/losses (4)	(2,416)	1,391
Pension and post-retirement benefit costs (5)	1,684	1,789
Adjusted EBITDA – non-GAAP	$68,177	$88,837
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(1)Other operating expense, net includes: restructuring, integration and other; costs of closed restaurants; impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2)Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(3)Amortization of favorable and unfavorable leases and subleases, net, which is not already included in the other operating expense, net, noted above.
(4)Net COLI (gains)/losses reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(5)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
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Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and selling, general, and administrative expenses. Certain other costs are also excluded, such as depreciation and amortization, pre-opening costs, other operating expenses, net, and losses on the sale of company-operated restaurants. As such, Restaurant-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants. Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from continuing operations (in thousands):

	16 Weeks Ended
	January 18, 2026	January 19, 2025
Earnings from continuing operations - GAAP	$46,638	$70,480
Franchise rental revenues	(97,387)	(105,781)
Franchise royalties and other	(58,876)	(63,615)
Franchise contributions for advertising and other services	(61,347)	(67,913)
Franchise occupancy expenses	66,301	67,916
Franchise support and other costs	3,760	3,301
Franchise advertising and other services expenses	63,472	68,992
Selling, general and administrative expenses	37,018	41,156
Depreciation and amortization	13,609	12,457
Pre-opening costs	59	1,457
Other operating expenses, net	8,050	2,547
Restaurant-Level Margin - Non-GAAP	$21,297	$30,997

Company restaurant sales	$131,907	$133,755

Restaurant-Level Margin % - Non-GAAP	16.1%	23.2%

-more-

Jack in the Box Inc.

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and selling, general, and administrative expenses. Certain other costs are also excluded, such as depreciation and amortization, pre-opening, other operating expenses, net, and losses on the sale of company-operated restaurants. As such, Franchise-Level Margin is not indicative of the overall results of the Company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The Company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the Company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations. Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from continuing operations (in thousands):

	16 Weeks Ended
	January 18, 2026	January 19, 2025
Earnings from continuing operations - GAAP	$46,638	$70,480
Company restaurant sales	(131,907)	(133,755)
Food and packaging	39,232	34,690
Payroll and employee benefits	46,577	44,528
Occupancy and other	24,801	23,540
Selling, general and administrative expenses	37,018	41,156
Depreciation and amortization	13,609	12,457
Pre-opening costs	59	1,457
Other operating expenses, net	8,050	2,547
Franchise-Level Margin - Non-GAAP	$84,077	$97,100

Franchise rental revenues	$97,387	$105,781
Franchise royalties and other	58,876	63,615
Franchise contributions for advertising and other services	61,347	67,913
Total franchise revenues	$217,610	$237,309

Franchise-Level Margin % - Non-GAAP	38.6%	40.9%

###

Jack in the Box Inc.

APPENDIX A

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(In thousands, except per share data)
(Unaudited)

	Quarterly Period Ended				Fiscal Year
	January 19, 2025	April 13, 2025	July 6, 2025	September 28, 2025	September 28, 2025
Revenues:
Company restaurant sales	$133,755	$95,095	$94,112	$93,753	$416,715
Franchise rental revenues	105,781	77,935	76,538	72,481	332,735
Franchise royalties and other	63,615	45,754	44,604	44,343	198,316
Franchise contributions for advertising and other services	67,913	46,947	47,147	44,193	206,200
	371,064	265,731	262,401	254,770	1,153,966
Operating costs and expenses, net:
Food and packaging	34,690	26,437	26,949	28,396	116,472
Payroll and employee benefits	44,528	32,178	32,465	31,618	140,789
Occupancy and other	23,540	17,804	17,840	18,623	77,807
Franchise occupancy expenses	67,916	51,153	50,829	49,314	219,212
Franchise support and other costs	3,301	3,198	3,314	2,693	12,506
Franchise advertising and other services expenses	68,992	48,029	47,994	46,393	211,408
Selling, general and administrative expenses	41,156	28,221	20,577	27,887	117,841
Depreciation and amortization	12,457	8,069	8,671	10,404	39,601
Pre-opening costs	1,457	599	866	2,482	5,404
Other operating expenses, net	2,547	1,760	4,531	5,467	14,305
Gains on the sale of company-operated restaurants	—	—	—	(569)	(569)
	300,584	217,448	214,036	222,708	954,776
Earnings from operations	70,480	48,283	48,365	32,062	199,190
Other pension and post-retirement expenses, net	1,789	1,341	1,342	1,342	5,814
Interest expense, net	24,380	18,351	18,135	18,228	79,094
Earnings before income taxes	44,311	28,591	28,888	12,492	114,282
Income tax expense	13,315	7,892	6,049	1,209	28,465
Earnings from continuing operations	$30,996	$20,699	$22,839	$11,283	$85,817
Earnings (losses) from discontinued operations, net of taxes	$2,690	$(162,927)	$(812)	$(5,487)	$(166,536)
Net earnings (loss)	$33,686	$(142,228)	$22,027	$5,796	$(80,719)

Net earnings (loss) per share - basic:
Earnings from continuing operations	$1.63	$1.09	$1.20	$0.59	$4.50
Earnings (losses) from discontinued operations	$0.14	$(8.56)	$(0.04)	$(0.29)	$(8.74)
Net earnings (loss) per share	$1.77	$(7.47)	$1.16	$0.30	$(4.24)
Net earnings (loss) per share - diluted:
Earnings from continuing operations	$1.61	$1.09	$1.19	$0.59	$4.50
Earnings (losses) from discontinued operations	$0.14	$(8.56)	$(0.04)	$(0.29)	$(8.74)
Net earnings (loss) per share	$1.75	$(7.47)	$1.15	$0.30	$(4.24)

Weighted-average shares outstanding:
Basic	19,050	19,043	19,061	19,064	19,054
Diluted	19,215	19,043	19,152	19,154	19,054

Jack in the Box Inc.

APPENDIX B

JACK IN THE BOX INC. AND SUBSIDIARIES
QUARTERLY RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except per share data)
(Unaudited)

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings from continuing operations (in thousands):

	Quarterly Period Ended				Fiscal Year (6)
	January 19, 2025	April 13, 2025	July 6, 2025	September 28, 2025	September 28, 2025
Net earnings from continuing operations	$30,996	$20,699	$22,839	$11,283	$85,817
Income taxes	13,315	7,892	6,049	1,209	28,465
Interest expense, net	24,380	18,351	18,135	18,228	79,094
Gains on the sale of company-operated restaurants	—	—	—	(569)	(569)
Other operating expenses, net (1)	2,547	1,760	4,531	5,467	14,305
Depreciation and amortization	12,457	8,069	8,671	10,404	39,601
Amortization of cloud-computing costs (2)	366	238	238	244	1,086
Amortization of favorable and unfavorable leases and subleases, net (3)	(9)	(7)	(7)	(7)	(30)
Amortization of franchise tenant improvement allowances and other	1,605	1,762	1,411	1,382	6,161
Net COLI losses/(gains) (4)	1,391	1,407	(6,062)	(3,618)	(6,882)
Pension and post-retirement benefit costs (5)	1,789	1,342	1,342	1,342	5,814
Adjusted EBITDA – non-GAAP	$88,837	$61,513	$57,147	$45,365	$252,862
____________________
(1)Other operating expense, net includes: restructuring, integration and other; costs of closed restaurants; impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2)Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(3)Amortization of favorable and unfavorable leases and subleases, net, which is not already included in the other operating expense, net, noted above.
(4)Net COLI losses/(gains) reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(5)Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
(6)Fiscal Year totals may not add due to rounding.